UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 28, 2009
CEC ENTERTAINMENT, INC. (Exact Name of Registrant as Specified in Charter)
Kansas (State or other jurisdiction of incorporation)	0-13687 (Commission File Number)	48-0905805 (IRS Employer Identification No.)
4441 West Airport Freeway Irving, Texas (Address of Principal Executive Offices)		75062 (Zip Code)
(972) 258-8507 (Registrant’s Telephone Number, Including Area Code)
Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On April 30, 2009, CEC Entertainment, Inc. (the “Company”) issued a press release announcing financial results for the first quarter ended March 29, 2009.

The information furnished in this Item 2.02 – “Results of Operations and Financial Condition” of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of the Company held on April 28, 2009, the Company’s stockholders approved an amendment to the CEC Entertainment, Inc. 2004 Restricted Stock Plan (the “Plan”) which, among other things, added 400,000 shares to the maximum number of shares that may be issued under the Plan and allowing for the award of restricted stock units under the Plan.  The material terms and conditions of the Plan and the amendment were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 17, 2009, under the section describing Proposal 2 on pages 44 through 46 of the proxy statement.

Attached hereto as Exhibit 10.1 is a complete copy of the Plan, as amended and restated, which is also incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	CEC Entertainment, Inc. Amended and Restated 2004 Restricted Stock Plan

99.1	Press Release of CEC Entertainment, Inc. dated April 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: May 1, 2009	By:	/s/Christopher D. Morris
Christopher D. Morris
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	CEC Entertainment, Inc. Amended and Restated 2004 Restricted Stock Plan

99.1	Press Release of CEC Entertainment, Inc. dated April 30, 2009